As filed with the Securities and Exchange Commission on June 27, 2007

Registration No. 333-133014

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hub International Limited

(Exact name of registrant as specified in its charter)

Canada	36-4412416
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

Hub International Limited

55 East Jackson Boulevard, Chicago, IL 60604

(877) 402-6601

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marianne D. Paine, Esq.

Chief Legal Officer

Hub International Limited

55 East Jackson Boulevard, Chicago, IL 60604

(877) 402-6601

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copy to:

Christopher J. Cummings, Esq.

Adam M. Givertz, Esq.

Shearman & Sterling LLP

199 Bay Street, Commerce Court West

Suite 4405, P.O. Box 247

Toronto, Ontario M5L 1E8

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

The Registrant filed with the Securities and Exchange Commission a registration statement on Form S-3 (File No. 333-133014) on April 5, 2006 (the “Registration Statement”), registering the offer and sale from time to time of debt securities, common shares, preference shares, warrants, share purchase contracts and units (the “Securities”).

On June 13, 2007, pursuant to an Arrangement Agreement dated as of February 25, 2007, and amended as of March 22, 2007, between the Registrant and Maple Tree Acquisition Corporation (“Maple Tree”), Maple Tree acquired all of the issued and outstanding common shares of the Registrant. Because the Company is no longer a public company, this Post-Effective Amendment No. 1 is being filed to deregister all of the unsold Securities registered under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, in the State of Illinois, on June 26, 2007.

HUB INTERNATIONAL LIMITED

By:	/s/ Marianne D. Paine
Name:	Marianne D. Paine
Title:	Chief Legal Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated on June 26, 2007.

Signature	Title

/s/ William Logan	Director
William Logan

Director
Tina Osen

/s/ Mitch Truwit Mitch Truwit	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly signed this registration statement below on June 26, 2007.

HUB U.S. HOLDINGS, INC.

By:	/s/ Marianne D. Paine
Name:	Marianne D. Paine
Title:	Vice President